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                                                                  (513) 723-4000



                               September 18, 1996

Board of Directors
Home City Financial Corporation
63 West Main Street
Springfield, Ohio  45502

Gentleman:

                  We are familiar with the proceedings taken and proposed to be taken by Home City Financial Corporation ("HCFC") in connection with the issuance and sale by HCFC of up to 952,200 of its common shares, without par value (the "Common Shares"). The Common Shares are being offered by HCFC in connection with the conversion of Home City Federal Savings Bank of Springfield ("Home City") from a mutual savings bank to a permanent capital stock savings bank chartered under the laws of the United States (the "Conversion").

                  HCFC has been incorporated at the direction of Home City for the purpose of purchasing all of the capital stock to be issued by Home City in connection with the Conversion. We have assisted Home City with matters related to the incorporation and organization of HCFC. In addition, we have collaborated in the preparation of the Registration Statement on Form S-1 (the "Registration Statement") to be filed by HCFC with the Securities and Exchange Commission for the registration of the Common Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

                  Based upon the foregoing, we are of the opinion that HCFC is a duly organized and legally existing corporation under the laws of the State of Ohio. Assuming compliance with applicable federal and state securities laws, we are also of the opinion that the Common Shares to be issued and sold by HCFC, when purchase orders have been accepted and the purchase price for the Common Shares has been


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Board of Directors
Home City Financial Corporation
September 18, 1996

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paid in money as specified in the Registration Statement when it shall become effective, will be validly issued and outstanding, fully paid and non-assessable. Notwithstanding the foregoing, until payments are received by HCFC from the Home City Financial Corporation Employee Stock Ownership Plan (the "ESOP") in accordance with the terms of a loan agreement to be entered into by and between HCFC and the ESOP, shares for which payment in money has not been received will not be fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                 Very truly yours,

                                 Vorys, Sater, Seymour and Pease